SUBSIDIARIES OF GRAFTECH INTERNATIONAL LTD. AS OF FEBRUARY 23, 2007(b)

Exhibit 21.1.0

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech International Ltd.
GrafTech Finance Inc.	Delaware	100%
GrafTech Global Enterprises Inc.	Delaware	100%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by UCAR Global Enterprises Inc.
UCAR Carbon Company Inc.	Delaware	100%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by UCAR Carbon Company Inc.
UCAR Inc.	Canada	100%
Advanced Energy Technology Inc.	Delaware	97.5%
UCAR International Trading Inc.	Delaware	100%
UCAR S.A.	Switzerland	100%
UCAR Holdings GmbH in Liqu	Austria	66.67%(a)(c)
UCAR Carbon (Malaysia) Sdn. Bdh.	Malaysia	100%(a)
UCAR Carbon Technology LLC	Delaware	100%
Union Carbide Grafito, Inc.	New York	100%
Graphite Electrode Network LLC	Delaware	100%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by UCAR S.A.
UCAR Limited	United Kingdom	100%
UCAR Electrodos Iberica, S.L.	Spain	99.9%(d)
UCAR Carbon Mexicana, S.A. de C.V.	Mexico	99.92%(e)
GrafTech S.p.A.	Italy	100%
UCAR Carbon S.A.	Brazil	97.95%
UCAR Holding GmbH in Liqu	Austria	33.33%(a)(c)
UCAR Holdings S.A.S.	France	100%
UCAR South Africa (Pty.) Ltd.	South Africa	100%
UCAR Grafit LLC (000)	Russia	100%(g)
UCAR Participaoes S.A. (fna Carbone Savoie Brasil Holdings Brasil S.A.)	Brazil	100%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by UCAR Holdings GmbH in Liqu
Vyazma Resources OAO (fna UCAR Grafit OAO)	Russia	99.68%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by UCAR Holdings S.A.S.
UCAR SNC	France	100%(f)
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by UCAR Carbon S.A.
UCAR Produtos de Carbono S.A.	Brazil	99.98%
Name of Subsidiary	Jurisdiction of Incorporation	Ownership by UCAR Participaoes S.A.
UCAR Brasil S.A. (fna Carbone Savoie Brasil S.A.)	Brazil	100%

see next page for legend

(a)	In process of dissolution
(b)	Directors Qualifying Shares of subsidiaries are deemed to be owned by their immediate parent entity.
(c)	66.67% owned by UCAR Carbon Company Inc. and 33.33% owned by UCAR S.A.
(d)	0.01% held by UCAR Carbon Company Inc.
(e)	0.05% owned by UCAR Carbon Company Inc., 1 share owned by a director of UCAR Carbon Mexicana, S.A. de C.V., in trust for UCAR S.A. and 99.92% owned by UCAR S.A.
(f)	One share held by UCAR S.A.
(g)	Formed October 4, 2006